Exhibit 99.1
Northern Oil and Gas, Inc. Announces Launch of Consent Solicitation to Holders of its Senior Secured Second Lien Notes Due 2023 and Launch of a New Senior Secured Credit Facility

MINNEAPOLIS, MINNESOTA - September 11, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) (the “Company” or “Northern”) announced today the commencement of a consent solicitation (the “Consent Solicitation”) to solicit the consent of holders of its outstanding Senior Secured Second Lien Notes due 2023 (the “Senior Secured Notes”) for amendments to the indenture governing the Senior Secured Notes (the “Indenture”) and the related intercreditor agreement (the “Proposed Amendments”). In addition, Northern has engaged RBC Capital Markets as Left Lead Arranger, Bookrunner and Administrative Agent on a proposed $425 million Senior Secured Revolving Credit Facility (the “Credit Facility”) to retire its current $360 million first lien credit facility.

HIGHLIGHTS

•	The Proposed Amendments to the Indenture will allow for entry into the new Credit Facility and permit the issuance of additional Senior Secured Notes.

•
The $425 million Credit Facility and additional Senior Secured Note capacity will provide increased liquidity and financial flexibility to support the continued consolidation of non-operated assets in the Williston Basin.

•	Retirement of the current first lien facility will lower Northern’s cost of capital, increase free cash flow and allow Northern to pay down additional debt in the future.

MANAGEMENT COMMENT

“The outstanding progress year-to-date is allowing us to return to traditional sources of lower cost financing sooner than planned,” commented Northern’s Chief Executive Officer, Brandon Elliott.  “This increased financial flexibility will help continue our consolidation of non-operated assets in the Williston Basin.”

“This new Credit Facility, combined with our pending acquisitions, will lead to a substantially improved balance sheet as we exit 2018.  We expect this to lower our cost of capital, increase future free cash flow and allow us to more efficiently allocate capital as we continue to evaluate additional consolidation opportunities,” commented Northern’s Chief Financial Officer, Nicholas O’Grady.  “This is a momentous step in Northern’s progression and serves to accelerate Northern’s ability to execute upon its stated growth strategy.”

AMENDMENT & CONSENT

The Proposed Amendments would, among other items, (a) amend the Indenture to (i) incorporate customary mechanics for the issuance of additional Senior Secured Notes thereunder; (ii) provide for the entry into a new Credit Facility; (iii) permit the Company to make certain Restricted Payments; and (iv) incorporate updates to the reporting, debt, hedging, investments and additional collateral covenants and (b) permit certain corresponding changes to the related intercreditor agreement.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on September 17, 2018, or such later time and date to which the solicitation is extended or earlier terminated (the “Expiration Time”). Consents with respect to the Senior Secured Notes may not be revoked after the Expiration Time. The Consent Solicitation is contingent upon the satisfaction of certain conditions, including, without limitation, the receipt of consents of holders of at least a majority of the aggregate principal amount of the Senior Secured Notes outstanding (excluding any Senior Secured Notes held by the Company or its affiliates) to the Proposed Amendments by the Expiration Time. If any of the conditions to the Consent Solicitation is not satisfied, the Company is not obligated to accept any consent in the Consent Solicitation and may, in its sole discretion, terminate, extend or amend the Consent Solicitation.

Subject to the terms and conditions of the Consent Solicitation, upon receipt of consents of holders of more than 50% of the aggregate principal amount of outstanding Senior Secured Notes (excluding any Senior Secured Notes held by the Company or its affiliates) to the Proposed Amendments, holders of Senior Secured Notes who validly deliver (and do not validly revoke) their consents prior to the Expiration Time (each such Holder a “Consenting Holder”) will receive consent consideration equal to $0.015 per $1.00 in principal amount of Senior Secured Notes held by such Consenting Holder (the “Consent Fee”). The payment of the Consent Fees is subject to the terms and conditions of the Consent Solicitation.

The complete terms and conditions of the Consent Solicitation are set forth in the Consent Solicitation Statement that is being sent to the holders of the Senior Secured Notes.

RBC Capital Markets is acting as the solicitation agent for the Consent Solicitation. Ipreo LLC is acting as the information agent and tabulation agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to RBC Capital Markets by phone at (877) 381-2099 (toll free) or (212) 618-7843 (collect) or by e-mail at liability.management@rbccm.com. Requests for Consent Solicitation Statements may be directed to Ipreo LLC at (866) 406-2283 (toll free) or by email to consent@ipreo.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. None of the Company, the solicitation agent or the information and tabulation agent, makes any recommendation as to whether holders should deliver consents to the Proposed Amendments. Each holder must make its own decision as to whether or not to deliver consents to the Proposed Amendments.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana. More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding the Company’s preliminary financial condition and results of operations, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, timing and benefits of pending acquisitions, and related issuances of common stock are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on the Company’s current properties and properties pending acquisition, the Company’s ability to acquire additional development opportunities, changes in the Company’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the Company’s ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, the Company’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated from time to time in amendments and subsequent reports filed with the SEC.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:
Nicholas O’Grady
Chief Financial Officer
(952) 476-9800
nogrady@northernoil.com
Source: Northern Oil and Gas, Inc.